UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 14, 2018, T. Rowe Price Group, Inc. (the “Company”) announced that Edward C. Bernard, Vice Chairman, will retire from the Company on December 31, 2018, after 30 years of service. Mr. Bernard will stand for re-election to a final one-year term on the Board of Directors of the Company (the “Board”) at the Company’s upcoming April 2018 Annual Meeting of Stockholders.  If re-elected, Mr. Bernard will not stand for re-election to the Board during the April 2019 Annual Meeting of Stockholders.

(e) The Annual Incentive Compensation Pool for our senior executive officers previously in place (the “Prior Plan”) terminated, by its terms, as a result of the repeal of Section 162(m) of the Internal Revenue Code of 1986, as amended, by the U.S. tax reform bill originally known as the Tax Cuts and Jobs Act of 2017. In response, the Executive Compensation and Management Development Committee (the “Committee”) of the Board approved a new 2018 Annual Incentive Compensation Pool (the “2018 AICP”) on February 12, 2018. The 2018 AICP is substantially the same as the Prior Plan and was adopted by the Committee to provide continuity in 2018 of incentive compensation arrangements for the officers.

Similar to the Prior Plan, the 2018 AICP establishes a cash incentive pool (the “Incentive Pool”) equal to a percentage of the Company’s adjusted earnings, as defined in the 2018 AICP. For each fiscal year, the Committee will determine the officers who will participate in the 2018 AICP and the maximum percentage of the Incentive Pool each executive officer has a right to receive for that fiscal year. At the end of the fiscal year, the Committee will determine the total Incentive Pool available for awards and the actual award each officer will receive. For 2018, the Committee approved the named executive officers that would participate in the 2018 AICP and the maximum percentage of the Incentive Pool each officer would be eligible to receive as follows:

Participant	Maximum Percentage
William J. Stromberg	10%
Christopher D. Alderson	9%
Edward C. Bernard	9%
Robert W. Sharps	10%

Consistent with prior years, the Committee expects that the actual awards to the officers will be less than the maximum amounts allocated to each officer.

A copy of the 2018 AICP is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 T. Rowe Price Group, Inc. 2018 Annual Incentive Compensation Pool for Executive Officers.

99.1 Press release dated February 14, 2018, announcing retirement of Edward C. Bernard, Vice Chairman of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Kenneth V. Moreland
Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer
Date: February 16, 2018